EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Virage, Inc. 1997 Stock Option Plan and the 2000 Employee Stock Purchase Plan of our report dated April 18, 2003, with respect to the consolidated financial statements and schedule of Virage, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2003, as filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


San Jose, California
June 16, 2003